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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


     We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form SB-2 (File No. 333-85163) of our report dated March 21, 2000 (April 14, 2000 as to Note I) on the consolidated financial statements of Predict It Inc. and subsidiary and of our report dated July 27, 1999 on the financial statements of Virtual Stock Exchange, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.




                                         RICHARD A. EISNER & COMPANY, LLP

New York, New York

April 17, 2000